UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 22, 2015

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to a Share Purchase Agreement entered into on May 22, 2015, Expedia, Inc., a Delaware corporation (“Expedia”), and its wholly owned subsidiary Expedia Asia Pacific-Alpha Limited sold Expedia’s 62.4% majority stake in eLong, Inc. to China-based purchasers, C-Travel International Limited, a wholly owned subsidiary of Ctrip International, Ltd., Keystone Lodging Holdings Limited, Plateno Group Limited and Luxuriant Holdings Limited, for a total purchase price of approximately $671 million. The transaction was closed simultaneously with the execution of the Share Purchase Agreement on May 22, 2015.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Share Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Expedia and the other parties thereto. In particular, the assertions embodied in the representations and warranties contained in the Share Purchase Agreement are qualified by information in a confidential Disclosure Letter provided by Expedia to the other parties in connection with the signing of the Share Purchase Agreement. The confidential Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Share Purchase Agreement. Moreover, certain representations and warranties in the Share Purchase Agreement were used for the purposes of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations and warranties in the Share Purchase Agreement should not be relied on as characterization of the actual state of facts about Expedia or any other person.

Item 8.01.	Other Events.

On May 22, 2015, Expedia issued a press release announcing the disposition of the eLong shares. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of May 22, 2015, by and among Expedia, Inc., Expedia Asia Pacific – Alpha Limited, Ctrip International, Ltd., C-Travel International Limited, Luxuriant Holdings Limited, Keystone Lodging Holdings Limited and Plateno Group Limited.†

99.1	Press release of Expedia, Inc., dated May 22, 2015.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Expedia hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Dated: May 22, 2015.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of May 22, 2015, by and among Expedia, Inc., Expedia Asia Pacific –Alpha Limited, Ctrip International, Ltd., C-Travel International Limited, Luxuriant Holdings Limited, Keystone Lodging Holdings Limited and Plateno Group Limited.†

99.1	Press release of Expedia, Inc., dated May 22, 2015.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Expedia hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.